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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of event reported): September 27, 2002

                               SILVER DINER, INC.
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             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-24982



           DELAWARE                                     04-3234411
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(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                 11806 Rockville Pike, Rockville, Maryland 20852
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                    (Address of principal executive offices)

                                 (301) 770-0333

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                         (Registrant's telephone number)




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ITEM 5.  OTHER EVENTS

                  (a) On September 27, 2002, the Registrant held its annual shareholder meeting for the purpose of (1) electing the Registrant's directors as set forth in Registrant's Proxy Statement dated August 30, 2002, (2) amending the Registrant's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effectuate a reverse split of the outstanding shares of the Registrant's common stock and (3) transacting such other business as may properly come before the meeting and any adjournment thereof. Out of 12,024,603 shares outstanding on August 26, 2002, more than 93% of such shares were represented in person or by proxy at the meeting. The persons nominated for election as directors were elected and the reverse stock split approved by the holders of more than 60% of the shares outstanding. The reverse stock split is conditioned on: (1) Registrant having available funds necessary to pay for the fractional shares resulting from the transaction; (2) Registrant having sufficient cash reserves to continue to operate its business; (3) no event having occurred or being likely to arise that might have a materially adverse effect on the Registrant, and (4) the reverse stock split reducing the number of shareholders of record below 300.

         If those conditions are met, the expected effective date of the reverse stock split will be October 7, 2002, and will be effected by filing on that date a certificate of amendment to the Registrant's Certificate of Incorporation with the Delaware Secretary of State. Promptly thereafter, the Registrant will cause the exchange transfer agent to send a Letter of Transmittal to all record holders of the Registrant's common stock. Shareholders will be able to exchange their stock certificates for cash and/or new stock certificates, as provided in the Proxy Statement, by completing and returning the Letters of Transmittal.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SILVER DINER, INC.
                                     (Registrant)


Date:  September 30, 2002               By:  /s/ Robert T. Giaimo
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                                         Robert T. Giaimo
                                         President and Chief Executive Officer
                                         (Duly Authorized Officer)